UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

AMICUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2012, Amicus Therapeutics, Inc. (the “Company”) announced the appointment of William D. “Chip” Baird, III as Chief Financial Officer, effective immediately. A copy of the press release announcing Mr. Baird’s appointment to Chief Financial Officer is attached hereto as Exhibit 99.1.

Prior to joining the Company, Mr. Baird, 40, served as Chief Financial Officer of PTC Therapeutics, Inc. (“PTC”) from April 2005 until April 2012. Before that, he held various positions of increasing responsibility with PTC from 2002 to 2005. Mr. Baird previously worked at L.E.K. Consulting, a strategy consulting firm, from 1999 to 2002 and at First Union National Bank as a corporate underwriter from 1994 to 1997. Mr. Baird received a B.S. from Georgetown University’s Edmund A. Walsh School of Foreign Service and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

In connection with Mr. Baird’s appointment to Chief Financial Officer, the Company and Mr. Baird entered into a letter agreement setting forth the terms of Mr. Baird’s compensation including potential severance and change in control benefits (the “Letter Agreement”). The Letter Agreement provides that Mr. Baird will receive (i) an initial base salary of $325,000, (ii) a sign on bonus of $40,000, (iii) an option to purchase 175,000 shares of the Company’s common stock which will vest over a four-year period subject to Mr. Baird’s continued employment with the Company, and (iv) a target annual bonus award of 40% of his base salary.

In addition, the Letter Agreement provides that if Mr. Baird is terminated without cause, then he has the right to receive:

•                  six months of base salary following that termination;

•                  an amount equal to any bonus paid to Mr. Baird in the previous year pro-rated for the number of months actually worked in the year of termination, and only if termination occurs after June 30 of the calendar year;

•                  vesting on option awards then held by Mr. Baird will automatically accelerate by six months; and

•                  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of twelve months.

In addition, if Mr. Baird is terminated other than for cause within twelve months following certain corporate changes or, if following those changes, Mr. Baird resigns for good reason, then he has the right to receive:

•                  twelve months of base salary following the termination;

•                  an amount equal to any bonus paid to Mr. Baird in the previous year pro-rated for the number of months actually worked in the year of termination, and only if termination occurs after June 30 of the calendar year;

•                  any outstanding unvested stock options held by Mr. Baird will fully vest; and

•                  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of twelve months.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: April 16, 2012	By:	/s/ GEOFFREY P. GILMORE
	Name:	Geoffrey P. Gilmore
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated March 5, 2012 between Amicus Therapeutics, Inc. and William D. Baird
99.1	Press release dated April 16, 2012